BMO Farm to Market Conference May 18-19, 2016 Exhibit 99.1

This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, reduced demand for animal feed, or otherwise; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Safe Harbor Statement

The beginning…..1882 Darling & Company was founded in Chicago in 1882 by Ira Darling, in partnership with the Swift family, to meet the needs of the growing meat-packing industry Soap & Fertilizer

Followed by 80 years of USA growth - 1962 Incorporated in the state of Delaware in 1962, name was changed to Darling-Delaware Inc. Soap & Fertilizer Fertilizer & Feed

That has never stopped... 1993 Developed our corporate mission statement to reflect our unique position, best-in-class service and ‘green’ expertise to our supplier network: “North America’s oldest, largest and most innovative recycling solutions company serving the food industry.” Company changed name to Darling International Inc. in 1993, and began being publically traded in 1994 Soap & Fertilizer Fertilizer & Feed Feed, Fuel, and Fertilizer

Creating the only global platform Southeastern Maintenance & Construction 2003 2006 2008 2010 2016 Tuck-In Acquisitions Platform Acquisitions / Investments 2011 2012 2013 2014 J&R Rendering National By-Products Grease Collection & Trap Servicing Assets 2015 2009 2007 Bosland Netherlands Custom Blenders RVO BioPur, LLC Darling Ingredients Inc., has created the only global platform creating sustainable ingredients from protein products with over 200 facilities on 5 continents employing 10,000 people. Soap & Fertilizer Fertilizer & Feed Feed, Fertilizer and Fuel Feed, Fertilizer, Fuel, Food and Pharmaceuticals

...better nutrition evolves and meat becomes a staple in the global diet With population growth and wealth creation... Source: Food & Agriculture Organization of the United Nations; Organization for Economic Competitionand Development (forecast) Global Population Growth Source: Company, based on various population data reports

258 million tonnes, Global and Growing…… Global meat production 2015-16 per USDA 13.7 m MT 14.3 m MT 22.3 m MT North America 14.8 m MT 5.2 m MT 17.8 m MT South America 2.7 m MT .5 m MT 2.1 m MT Asia/Australia 7.7 m MT 23.4 m MT 10.6 m MT Europe 6.7 m MT 54.9 m MT China 13.4 m MT 258 million mt, Global and Growing... Global Protein Production, 2006-2016 USDA (mmt) Beef Pork Poultry

34% SWINE By-products 66% Meat 40% POULTRY By-products 60% Meat 42% BEEF By-products 58% Meat Producing ~100 million mt of by-products globally Out of the 258 million mt of meat produced globally, Darling Ingredients – the global leader in converting meat protein by-products into sustainable ingredients for Food, Feed, and Fuel – processes ~ 9 million mt of the world’s meat by-products ...creating a tremendous opportunity for growth! DAR

Creating a diversified and unique portfolio Processed 1.07 million metric tons of raw material in 2015. Processed 1.17 million metric tons of raw material in 2015. Processed 7.45 million metric tons of raw material in 2015. Restaurant Services

A business model of identified and managed risk Fixed/Projected Margin US Rendering – 80-85% Canada Rendering – 100% Europe C3 Rendering – 100% Edible Fats – 100% Gelatin – 100% CTH – 100% Shared Margins Restaurant Services – 35% Poultry Meal Pet Food – 100% Fee For Service Environmental Services (TRS)– 100% Grease Trap Services – 100% Rendac (disposal rendering Europe) – 100% Ecoson (renewable energy Netherlands) – 100% Commodity Exposed Bakery – 100% Restaurant Services – 65% US Rendering (dead stock removal) – 15-20% Business Drivers Competition Government regulations Business Drivers Fat pricing Soy meal pricing Corn Price Business Drivers Raw material availability Food demand Pharma demand Business Drivers Fat price Poultry meal pet food spread price Closing the loop in the global food lifecycle

With predictable margins and spreads FEED FOOD FUEL Commodity Prices Corn, Palm Oil Soybean Meal Raw Mat Availability Beef Pork Chicken Currency Euro RMB CAD REAL Global Business Influencers EBITDA Margin Adjusted EBITDA (1) Has impact of inventory step-up in 1st and 2nd quarter of 2014 Fuel Segment has been adjusted for blender’s tax credit spread over 2014 and 2015. 30.0% 25.0% 20.0% 15.0% 10.)% 5.0% 0.0% 30.0% 25.0% 20.0% 15.0% 10.)% 5.0% 0.0% 30.0% 25.0% 20.0% 15.0% 10.)% 5.0% 0.0%

FOOD FEED FUEL Our business segments

A producer of crude porcine heparin Sonac food-grade fat has processing facilities in Germany & the Netherlands Laru & Vada brands are Europe’s largest producers of high-quality edible fats for baking and frying fu Leading global supplier of gelatin and hydrolyzed collagen 13 production facilities selling to 75+ countries Gelatin used for Pharma, food, binding agents for processed meats Produces Peptan®, collagen peptides for health and beauty markets Financials (LTM 1Q 2016) Net Sales: $1,073 mm (32% of total) 12 mo. average EBITDA margin: 12.9% Adjusted EBITDA: $139 mm CTH supplies natural casings and meat products to the food and meat industries Food Segment - Ingredients for living A leader in porcine bone degreasing in Europe—supports Rousselot Leading producer of edible glues A global leader in bone ash for china production

Rousselot — A Global leader 13 plant, 4 continent system Producing and marketing gelatin globally Pharma and food focused system Market projected to grow 2-3% per year Rousselot Gelatin Production

Edible Fats Sonac is the largest producer of edible animal fats in Europe Processing, refinement and packaging of pork and goose fat Schmalz (spreadable fat for breads, frying, baking) Producer of high-quality frying oils and fats for human consumption

A Rapidly Growing Market – Collagen peptides for a healthy lifestyle Enhances skin texture and tone One of the world’s leading collagen peptides brand Produced at dedicated Rousselot factories in France and Brazil; sold globally Unique bioactive protein: Sports nutrition/health supplements Promotes healthy aging Benefits joint & bone health

Film coating Growing our Food Ingredients Segment Dubuque Iowa expansion Wenzhou China expansion CTH sheep casing sorting workshop in China Gelatin expansions in China Fish Peptan Halal dedicated production Canadian edible animal fats 2015 2016 - 2017 Pill coatings Confectionaries Binding agents Gelatin for binding, texturizing, gelling, smoothness, foaming, stabilizing, filming, emulsifying, reducing fat content.. a natural protein source

Feed Segment - Nutrients for growth Converting commercial bakery and snack food residuals into Cookie Meal®, a high-energy corn replacement for animal feed (poultry and aquaculture) Leaders in North America Used cooking oil removal, for animal feed and biofuel production 1 billion pounds collected annually Grease trap services Collecting and land applying nutrients from the food processing industry JV with Intrexon Unique process to convert insect larvae into proteins used in animal and aquaculture feed Financials (LTM 1Q 2016) Net Sales: $2,003 mm (61% of total) 12 mo. avg. EBITDA margin: 13.2% Adjusted EBITDA: $265 mm A leading Organic Fertilizer Business in the USA North American Restaurant Services #2 Blood processor in the world Plants on 4 continents Producing Hemoglobin powder for aquaculture Plasma powder for feed Our Global Rendering Business 115 locations in USA, Canada, and Europe #1 in North America #2 in Europe—C3 1.97 million tonnes annually Significant pet food ingredient business in USA and Europe Poultry proteins Wet pet foods

Growing our Feed Ingredient Segment
…focused on serving the growing Pet and Aqua demand

20

2015

- Completed 2 new wet and frozen pet food plants in Nebraska & Kentucky (US)
- Completed expansion of our Zhejiang blood plant…now China's largest

2016

- Building 2 new rendering plants
- Son de-hiding facility
- Maquoketa Iowa blood expansion
- Qionglai China blood expansion
- Bosland Netherlands acquisition

2017

- Approved expansions and new plants
  - New blood plant in Europe
  - New poultry rendering plant in USA
  - Expansion of Los Angeles, CA plant

Global Pet Industry

4% annual growth in 2015; by 2019 - $91 billion

- Pet ownership increases with urban population rise
- Rise in disposable incomes
- Increased awareness for pet safety and health; pets are family



PET SHOP
$67.56
$55.53
$43.2
1995
2008
2013
2018

Source: http://www.multibriefs.com/briefs/exclusive/pet_businesses_will_prosper.html#.VzZ2RYQrK70 and petfoodindustry.com



World aquaculture production, fed and non-fed
(Aquaculture uses pet-grade poultry meal as protein source)
Million tonnes
Non-fed: silver & bighead carp
Non-fed: bivalves
Fed: freshwater finfish
Fed: diadromous & marine finfish
Fed: crustaceans
Fed: molluscs
35
30
25
20
15
10
5
0
00
01
02
03
04
05
06
07
08
09
10
11
12

Source: http://aquaculturenorthamerica.com/News/fao-releases-%E2%80%9Cworld-review-of-fisheries-and-aquaculture-for-/

DARLING INGREDIENTS

New USA Plants— Pet and Aqua Grade Production Arkansas Rendering Ohio Rendering Paducah, KY Ravenna, NE

Changchun Siping Zhejiang Qionglai Luohe Maquoketa Bad Bramstedt Usnice Spilamberto Maryborough Bovine Porcine Mixed Maryborough Qionglai Siping Luohe Usnice Bad Bramstedt Loenen Maquoketa Loenen Growing our Global Blood Business Recently expanded Zhejiang to China’s largest blood plant Approved plans to expand Qionglai New plant in Europe Approved dryer expansion Iowa China Pork Herd Region Plants EUR 4 US 1 CHI 5 AUS 1 Mm head Source: Company stats on China business

New Blood Plants – China Zhejiang Qionglai

Collect animal fats and used cooking oils from restaurants, supermarkets, hospitality and other food industry customers Recycled material converted into biodiesel DAR PRO Bioenergy – 1st plant built in USA Rothsay Biodiesel - 1st plant built in Canada End Markets Renewable fuels Biofuels Green electricity Green gas European disposal rendering – operates multiple facilities and a specialized collection fleet of approx. 300 trucks in Europe to collect and safely process mortalities and slaughter designated unfit for animal feed (Category 1 & 2) Fuel Segment - Energy for today’s world Largest industrial digestion operation in the Netherlands; organic residuals converted into biogas for renewable electricity, and process manure into biophosphate used as fertilizer Financials (LTM 1Q 2016) Net Sales: $227 mm (7% of total) 12 mo. avg. EBITDA margin: 21.1% Adjusted EBITDA: $48mm Excludes DGD

Diamond Green Diesel…..a true gem of an ingredient 50/50 JV with Valero The low cost producer of biomass-based diesel to US market Initial cost to build PP&E $380mm for 137mm gallons Expanded production to 160mm gallons, 2014 Providing outstanding returns for DAR and Valero shareholders True multi feedstock capable To be expanded to 275mm gallons in late 2017 * Will be 100% LCFS capable with improved logistics * Final expansion subject to engineering and permitting 2013 2014 2015 DGD 16.5 81.599999999999994 88.5 UCO -12.3 -25.29 -31.5 2013 2014 2015 2016 2017 2018 DAR Share of EBITDA $16.5 $81.599999999999994 $88.5 Production(Gallons in millions) 51.1 127.3 158.80000000000001 Capacity (Gallons in millions) 137 160 160 160 160 275

DGD provides a “hedge” on the commodity exposure of Darling’s USA fats $16.5 $12.30 $25.29 $31.50 $88.5 $81.6 2013 2015 2014 2012 YG/UCO Price $37.31/cwt 2013 YG/UCO Price $34.57/cwt 2014 YG/UCO Price $28.95/cwt 2015 YG/UCO Price $21.95/cwt .0274 x 4.55 mm = $(12.30) $.0562 x 4.55 mm = $(25.29) $.07 x 4.55 mm = $(31.50) DAR collects approximately 1 billion pounds of used cooking oil annually Yielding nearly 700 million pounds of finished product to market Approximately 35% is under shared risk formula pricing The balance has commodity optionality or market risk Every penny of price movement = $4.5mm in EBITDA to feed segment YG = Yellow Grease UCO = Used Cooking Oil cwt = 100 pounds

And now DGD and DAR to benefit from the LCFS

27

- LCFS (State) is **separate rule** from RFS2 (Federal)
- Mandates **reduction of carbon intensity** in transportation fuels (in effect in California, Oregon, parts of Canada and other countries)
- California has mandated a 10% reduction by 2020, to help reduce carbon dioxide emissions
- LCFS measurements begin at source
- Darling's biodiesel and renewable diesel can be used to satisfy the LCFS requirements
- We produce the feedstocks with highest green premium
- This additional demand for low carbon fuels will **increase the value** of the fats and oils we produce
- DGD will reach new expanded production to service LCFS



Bio FuelMandates Globally

http://globalrfa.org/biofuels-map/

Fuel Source	Biodiesel, Waste Grease	Electricity	Bio-LNG	Renewable Diesel Tallow	Ethanol, Sugarcane	Biodiesel, Canola
Carbon Score	18.12	31.58	33	33.46	51.04	57.84

Fuel Source	Biodiesel, Soybean	Ethanol, Corn	CNG	C_3H_8 Propane	Car Gasoline	Diesel
Carbon Score	58.25	69.89	79.93	83.05	97.68	98.48

http://www.deq.state.or.us/aq/cleanFuel/qa.htm



DAILY CO_2 Equivalents
Full Service Rendering Plant
Metric Tons
65.8
581
Released
Captured
Used Cooking Oil Recycling
2.5
78.5
Released
Captured

Carbon intensity of our plant processes

*("**Released**" refers to GHG a plant emits from the daily operation).*

*"**Captured**" represents the equivalent GHG that would have been released if the raw material had been landfilled, composted, incinerated or left on open land, vs rendering process)*

** Gooding, C.H. 2012. Data for the Carbon Footprinting of Rendering Operations. Journal of Industrial Ecology. Vol 16, No.2.*

Carbon intensity is lifecycle emissions ("well-to-wheels"), referring to how much total pollution is generated in the production, transport, storage *and* use of a transportation fuel.

http://www.deq.state.or.us/aq/cleanFuel/qa.htm

DARLING INGREDIENTS

Our strategy is: To be THE Recognized Global Leader in the production, development and marketing of sustainable protein & nutrient-derived ingredients. FOOD FEED FUEL INGREDIENTS for a growing population. We will build, acquire and develop businesses within geographies where we can achieve a sustainable Top 3 market position within 5 years.

To accomplish this journey, we will... view the world with a long-term horizon see meat production grow at or above population growth expand, build and acquire facilities within these protein growth geographies maintain our strong model, generating predictable cash reduce our debt and keep a strong balance sheet deploy capital with a 15-20% ROCE invest in new technologies and processes to make world-class value added ingredients maintain and grow our global marketshare be socially responsible throughout our journey develop people to support our growth!

30

In the short term…The journey we see today…..

Potential to add $100-$125 million NEW EBITDA between 2016 and 2018 meeting our ROCE hurdles

2016

- 2 USA wet pet plants
- USA gelatin expansion
- China gelatin expansion
- China blood expansion
- USA Bakery Feeds plant
- Netherlands acquisition
- Netherlands de-hiding facility

2017

- 2 USA rendering plants
- China blood expansion
- China gelatin expansion
- New China gelatin plant
- New Euro blood plant
- New Euro digester
- USA rendering expansions
- First EnviroFlight plant

2018

- DGD expansion
- New USA rendering plants
- West coast biofuel
- South China Blood
- Euro Rendering Acquistion

DARLING INGREDIENTS

And the Long-term Global Growth Strategy North America New rendering plants Blood plant expansion Fertilizer expansion Gelatin expansion Bolt on acquisition Black Soldier Flies Europe New blood plant New Ecoson plant Geographic expansion Gelatin expansion Organic fertilizer expansion Wet pet food expansion Bolt on acquisitions China Enter core rendering New and expansion of blood plants New and expansion of gelatin plants Australia Enter core rendering Blood expansion South America Enter core rendering Blood entry Gelatin expansion Canada Bakery Feeds plant Poultry expansion Edible rendering acquisition Wet pet food entry DAR GLOBAL GROWTH New plants Expansion Acquisition New products

Creating sustainable food, feed and fuel ingredients for a growing population DAR—A Global Growth Platform FOR GENERATIONS TO COME

Appendix and Financials

Earnings Summary Three Months Ended - Sequential Three Months Ended - Year over Year April 2, January 2, April 2, April 4, 2016 2016 2016 2015 Revenues $,779,641 $,809,675 $,779,641 $,874,694 Gross profit 180748 179768 180748 190173 Selling, general and administrative expenses 81469 76623 81469 86631 Depreciation and amortization 72256 69934 72256 66398 Acquisition and integration costs 331 492 331 5319 Interest expense 23901 23308 23901 23109 Foreign currency gain/(loss) -2603 -1612 -2603 -2460 Other income/(expense), net -1305 -6135 -1305 -509 Equity in net income/(loss) of unconsolidated subsidiary 5643 83073 5643 -1808 Income before taxes 4526 84737 4526 3939 Income tax expense/(benefit) 1863 -1138 1863 2115 Net income/(loss) 2663 85875 2663 1824 Net (income)/loss attributable in minority interests -1584 -1446 -1584 -1715 Net income/(loss) attributable to Darling $1,079 $84,429 $1,079 $109 Earnings/(loss) per share (fully diluted) $0.01 $0.52 $0.01 $0

Adjusted EBITDA

35

Adjusted EBITDA and Pro Forma Adjusted EBITDA (US$ in thousands)	Three Months Ended - Sequential		Three Months Ended - Year over Year	
	April 2, 2016	January 2, 2016	April 2, 2016	April 4, 2015
Net income attributable to Darling	$ 1,079	$ 84,429	$ 1,079	$ 109
Depreciation and amortization	72,256	69,934	72,256	66,398
Interest expense	23,901	23,308	23,901	23,109
Income tax expense/(benefit)	1,863	(1,138)	1,863	2,115
Foreign currency loss	2,603	1,612	2,603	2,460
Other expense, net	1,305	6,135	1,305	509
Equity in net (income)/loss of unconsolidated subsidiaries	(5,643)	(83,073)	(5,643)	1,808
Net income attributable to noncontrolling interests	1,584	1,446	1,584	1,715
Adjusted EBITDA	$ 98,948	$ 102,653	$ 98,948	$ 98,223
Acquisition and integration-related expenses	331	492	331	5,319
Pro forma Adjusted EBITDA (Non-GAAP)	$ 99,279	$ 103,145	$ 99,279	$ 103,542
Foreign currency exchange impact	$ (435)		$ 2,260	
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP) (1)	$ 98,844	$ 103,145	$ 101,539	$ 103,542
DGD Joint Venture Adjusted EBITDA (Darling's Share) (2)	$ 9,629	$ 86,548	$ 9,629	$ 2,346

(1) Foreign currency exchange rates held constant for comparable quarters (euro/USD 1.126245 rate April 4, 2015 quarter; euro/USD 1.09344 rate January 2, 2016 three months).
(2) Darling's Pro forma Adjusted EBITDA (Non-GAAP) in the above table does not include the DGD Joint Venture adjusted EBITDA (Darling's share) if we had consolidated the DGD Joint Venture.

DARLING INGREDIENTS

Long-Term Strategy - Delever and Grow Continuing focus on margin management Cost efficiencies; organic growth; LCFS margin opportunities Target debt reduction of $150 million in 2016: year-end target total debt leverage ratio below 4.00 Total debt increased in Q1 because the 4.75% Euro bond was marked to the end of Q1 market FX rates Working Capital increased slightly over Q4, but the change in Working Capital remains a $20 million improvement year over year CAPEX target of $215 million for 2016; Q1 CAPEX spend at $53.4 million On schedule with two new U.S. rendering plants: on line late Q3 SG&A targeted at $83 million/quarter run rate: Q1 at $81.5 million Repurchased $5.0 million of common stock @ $8.89 during Q1

Balance Sheet Highlights and Debt Summary Debt Summary Balance Sheet Highlights Leverage Ratios Net Debt on Balance Sheet Total Debt now adjusted to reflect deferred loan cost amortization. Total Debt includes 4.75% euro bond and Canadian debt which is FX adjusted quarterly. (US$, in thousands) April 2, 2016 Cash (includes restricted cash of $321) $,147,647 Accounts receivable ,376,346 Total Inventories ,372,616 Net working capital ,508,427 Net property, plant and equipment 1,535,521 Total assets $4,871,816 Total debt $1,970,984 Shareholders' equity $2,030,811 Leverage Ratios April 2, 2016 Actual Credit Agreement Total Debt to EBITDA: 4.41 5.5 Secured Debt to EBITDA: 1.96 4 Cash Debt Paid Down (US$, in thousands) April 2, 2016 Fourth Quarter 2015 Year-to-Date Net Debt on Balance Sheet (US$, in thousands) Fiscal 2015 1Q 2016 Total Debt (1)(2) $1,931,017 $1,970,984 Available Cash $-,156,884 $-,147,326 Year End Net Debt Balance $1,774,133 $1,823,658 Net Debt Increase 1Q 2016: $49,525 (1) Total Debt now adjusted to reflect deferred loan cost amortization. (2) Total Debt includes 4.75% Euro Bond and Canadian debt which is FX adjusted quarterly. Debt Summary (US$, in thousands) April 2, 2016 Amended Credit Agreement Revolving Credit Facility $21,968 Term Loan A ,276,173 Term Loan B ,580,592 5.375% Senior Notes due 2022 ,491,364 4.750% Euro Senior Notes due 2022 ,577,233 Other Notes and Obligations 23,654 Total Debt: $1,970,984 Leverage Ratios April 2, 2016 Actual Credit Agreement Total Debt to EBITDA: 4.41 5.5 Secured Debt to EBITDA: 1.96 4 Cash Debt Paid Down (US$, in thousands) April 2, 2016 Fourth Quarter 2015 Year-to-Date Net Debt on Balance Sheet (US$, in thousands) Fiscal 2015 1Q 2016 Total Debt (1)(2) $1,931,017 $1,970,984 Available Cash $-,156,884 $-,147,326 Year End Net Debt Balance $1,774,133 $1,823,658 Net Debt Increase 1Q 2016: $49,525 (1) Total Debt now adjusted to reflect deferred loan cost amortization. (2) Total Debt includes 4.75% Euro Bond and Canadian debt which is FX adjusted quarterly.

Food Segment Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Margin Food 10.4% 11.4% Operational Overview – Q1 2016 EBITDA Bridge Q4-15 to Q1-16 (millions) 10.7% 14.4% 15.6% Rousselot delivers robust Q1 performance China performance steady South America volume and margin improvement Europe consistent USA enjoying benefits of new customer Sonac edible fats margins normalized with good demand and rising palm oil prices CTH impacted by lower sales volumes but improved margin for hog casings US$ and metric tons (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 Seq. %Change Revenue 270.2 283.39999999999998 269.2 272.10000000000008 $1,094.9000000000001 247.9 -8.9% Gross Margin 53.5 60.2 54.8 62.90000000000002 231.4 62.3 -0.9538950715421662 Gross Margin % 0.19800000000000001 0.2124206069160198 0.20356612184249628 0.23100000000000001 0.21134350168965202 0.25131101250504234 8.8% Operating Income 10.8 15.5 11.6 23.3 61.2 21.9 -6.9% EBITDA 28 32.299999999999997 28.7 39.1 128.1 38.6 -1.3% Raw Material Processed(million metric tons) 0.27 0.28000000000000003 0.26 0.26 1.07 0.27 3.1% EBITDA/Revenue 0.104 0.11397318278052222 0.10661218424962852 0.1436971701580301 0.11699698602612109

Feed Segment Operational Overview – Q1 2016 EBITDA Margin Feed 13.8% 14.3% 14.6% 12.2% 11.5% Protein meal values dipped to decade lows before rebounding in March. Fat prices gyrated upwards during quarter and moved sharply higher late in March Pet Food premiums return with strong consumer demand Global blood volumes strong, pricing steady Restaurant Services seeing volume growth and non formula pricing will sharply benefit coming quarters Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q4 2015 to Q1 2016 (millions) $54.4 $(2.8) $(16.7) $19.9 $58.3 $58.4 $3.6 $(0.1) Adjusted EBITDA margins for normalized blender’s tax credit in EBITDA and Revenue US$ and metric tons (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 Seq. %Change Revenue $547.5 $529.4 $525.20000000000005 $472.2 $2,074.3000000000002 $476.2 .8% Gross Margin 123.5 124.5 116.2 96.699999999999989 460.9 103.5 7.3% Gross Margin % 0.22600000000000001 0.23517189270872688 0.22124904798172124 0.20499999999999999 0.22219543942534828 0.217 Operating Income 35.4 35.4 35.6 10.1 116.5 13.9 0.37623762376237629 Unconsolidated Sub. Income 0.4 0.4 0.3 0.4 1.5 0.1 Segment Income 35.799999999999997 35.799999999999997 35.9 10.5 118 14 0.33333333333333331 EBITDA (1) 75.5 75.900000000000006 76.5 54.400000000000006 282.3 58.3 7.2% Raw Material Processed (million metric tons) 1.87 1.83 1.86 1.89 7.45 1.97 4.2% (1) Does not include Unconsolidated Subsidiaries EBITDA. EBITDA/Revenue 0.13800000000000001 0.14336985266339253 0.14565879664889564 0.1152054214315968 0.13609410403509617

Jacobsen, Wall Street Journal and Thomson Reuters Historical Pricing Yellow Grease-UCO Fat prices moving up with increased bio fuel demand Carbon Intensity premium developing Excellent global feed demand Protein pricing down over 11% from Q4 2015 Over supply of soy meal, meat and bone meal, and poultry meals Export demand slow---glut developed before pricing rebounded late in quarter Poultry Meal Pet Food premiums recovering from Q4 2015 2016 Finished Product Pricing 2016 Average Jacobsen Prices (USD) Feed Segment Ingredients January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Bleachable Fancy Tallow - Chicago Renderer / cwt $23.53 $27.1 $30.09 $27.07 Yellow Grease - Illinois / cwt $19.03 $20.89 $23.51 $21.25 Meat and Bone Meal - Ruminant - Illinois /ton $184.74 $198.38 $272.83999999999997 $220.98 Poultry By-Product Meal - Feed Grade - Mid South/ton $247.11 $235 $263.64 $249.1 Poultry By-Product Meal - Pet Food - Mid South/ton $498.03 $497.5 $521.48 $506.31 Feathermeal - Mid South /ton $255.39 $244.88 $325.45 $277.20999999999998 2016 Cash Corn Pricing 2016 Average Wall Street Journal Prices (USD) Competing Ingredient for Bakery Feeds and Fats January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Corn - Track Central IL #2 Yellow / bushel $3.58 $3.54 $3.52 $3.55 European Benchmark Pricing 2016 Average Thomson Reuters Prices (USD) 2016 January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Palm oil - CIF Rotterdam / metric ton $565 $646 $686 $632.33333333333337 Soy meal - CIF Rotterdam / metric ton $339 $326 $320 $328.33333333333331 QTR. Over QTR. Year Over Year Comparison Q4-2015 Q1-2016 % Q1-2015 Q1-2016 % Average Jacobsen Prices (USD) Avg. Avg. Change Avg. Avg. Change Bleachable Fancy Tallow - Chicago Renderer /cwt $21.18 $27.07 0.27809254013220019 $29.66 $27.07 -8.7% Yellow Grease - Illinois /cwt $17.86 $21.25 0.18980963045912658 $24.58 $21.25 -0.13547599674532135 Meat and Bone Meal - Ruminant - Illinois /ton $249.29 $220.98 -0.11356251754984156 $385.12 $220.98 -0.42620481927710846 Poultry By-Product Meal - Feed Grade - Mid South/ton $334.67 $249.1 -0.25600000000000001 $465 $249.1 -0.4643010752688172 Poultry By-Product Meal - Pet Food - Mid South/ton $469.49 $506.31 7.8% $655.12 $506.31 -0.22714922456954451 Feathermeal - Mid South /ton $367.06 $277.20999999999998 -0.24478286928567541 $523.77 $277.20999999999998 -0.47074097409168147 Average Wall Street Journal Prices (USD) Corn - Track Central IL #2 Yellow / bushel $3.64 $3.55 -2.5% $3.66 $3.55 -3.5% Average Thomson Reuters Prices (USD) Palm oil - CIF Rotterdam / metric ton $563 $632 0.12255772646536411 $656 $632 -3.7% Soy meal - CIF Rotterdam / metric ton $352 $328 -6.8% $436 $328 -0.24770642201834864 2015 Finished Product Pricing 2015 Average Jacobsen Prices (USD) Feed Segment Ingredients January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Bleachable Fancy Tallow - Chicago Renderer / cwt $29.16 $29.14 $30.53 $29.66 $28.69 $28.95 $29.91 $29.18 $29 $29.64 $29.62 $29.42 $22.91 $20 $20 $21.18 $27.36 Yellow Grease - Illinois / cwt $24.54 $24.34 $24.81 $24.58 $22.36 $22.84 $24.5 $23.24 $23.8 $21.19 $19.55 $21.48 $18.02 $17.510000000000002 $18 $17.86 $21.79 Meat and Bone Meal - Ruminant - Illinois / ton $402.13 $375.53 $377.95 $385.12 $387.02 $359.75 $304.2 $348.88 $338.18 $385 $343.1 $354.91 $280.68 $251.58 $217.27 $249.29 $334.55 Poultry By-Product Meal - Feed Grade - Mid South/ton $466 $460.26 $468.18 $465 $487.14 $427.25 $370.91 $426.94 $376.7 $399.64 $402.5 $391.55 $376.93 $334.74 $293.41000000000003 $334.67 $404.54 Poultry By-Product Meal - Pet Food - Mid South/ton $712.5 $629.61 $625 $655.12 $607.74 $520 $446.59 $521.5 $478.18 $568.21 $557.14 $532.45000000000005 $477.27 $463.95 $467.61 $469.49 $544.64 Feathermeal - Mid South / ton $538.63 $460.39 $565 $523.77 $579.16999999999996 $491.75 $430.57 $499.13 $467.95 $555 $476.67 $499.12 $404.2 $369.47 $329.43 $367.06 $472.27 2015 Cash Corn Pricing 2015 Average Wall Street Journal Prices (USD) Competing Ingredient for Bakery Feeds and Fats January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Corn - Track Central IL #2 Yellow / bushel $3.65 $3.68 $3.66 $3.6633333333333336 $3.55 $3.48 $3.49 $3.51 $3.81 $3.49 $3.56 $3.62 $3.65 $3.6 $3.68 $3.64 $3.61 European Benchmark Pricing 2015 Average Thomson Reuters Prices (USD) 2015 January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Palm oil - CIF Rotterdam / metric ton $619 $698 $652 $656.33333333333337 $645 $653 $651 $650 $603 $505 $565 $557.66666666666663 $565 $555 $569 $563 $606.75 Soy meal - CIF Rotterdam / metric ton $456 $442 $410 $436 $403 $392 $393 $396 $394 $381 $365 $380 $367 $353 $336 $352 $391 2016 Finished Product Pricing 2016 Average Jacobsen Prices (USD) Feed Segment Ingredients January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Bleachable Fancy Tallow - Chicago Renderer / cwt $23.53 $27.1 $30.09 $27.07 $32.93 Yellow Grease - Illinois / cwt $19.03 $20.89 $23.51 $21.25 $26.4 Meat and Bone Meal - Ruminant - Illinois / ton $184.74 $198.38 $272.83999999999997 $220.98 $314.17 Poultry By-Product Meal - Feed Grade - Mid South/ton $247.11 $235 $263.64 $249.1 $308.10000000000002 Poultry By-Product Meal - Pet Food - Mid South/ton $498.03 $497.5 $521.48 $506.31 $573.80999999999995 Feathermeal - Mid South / ton $255.39 $244.88 $325.45 $277.20999999999998 $409.88 2016 Cash Corn Pricing 2016 Average Wall Street Journal Prices (USD) Competing Ingredient for Bakery Feeds and Fats January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Corn - Track Central IL #2 Yellow / bushel $3.58 $3.54 $3.52 $3.55 $3.63 European Benchmark Pricing 2016 Average Thomson Reuters Prices (USD) 2016 January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Palm oil - CIF Rotterdam / metric ton $565 $646 $686 $632.33333333333337 $720 Soy meal - CIF Rotterdam / metric ton $339 $326 $320 $328.33333333333331 $341 QTR. Over QTR. Year Over Year Comparison Q4-2015 Q1-2016 % Q1-2015 Q1-2016 % Average Jacobsen Prices (USD) Avg. Avg. Change Avg. Avg. Change Bleachable Fancy Tallow - Chicago Renderer / cwt $21.18 $27.07 0.27809254013220019 $29.66 $27.07 -8.7% Yellow Grease - Illinois / cwt $17.86 $21.25 0.18980963045912658 $24.58 $21.25 -0.13547599674532135 Meat and Bone Meal - Ruminant - Illinois / ton $249.29 $220.98 -0.11356251754984156 $385.12 $220.98 -0.42620481927710846 Poultry By-Product Meal - Feed Grade - Mid South/ton $345.79 $249.1 -0.27962057896411124 $465 $249.1 -0.4643010752688172 Poultry By-Product Meal - Pet Food - Mid South/ton $469.49 $506.31 7.8% $655.12 $506.31 -0.22714922456954451 Feathermeal - Mid South / ton $367.06 $277.20999999999998 -0.24478286928567541 $523.77 $277.20999999999998 -0.47074097409168147 Average Wall Street Journal Prices (USD) Corn - Track Central IL #2 Yellow / bushel $3.64 $3.55 -2.5% $3.66 $3.55 -3.5% Average Thomson Reuters Prices (USD) Palm oil - CIF Rotterdam / metric ton $563 $632 0.12255772646536411 $656 $632 -3.7% Soy meal - CIF Rotterdam / metric ton $352 $328 -6.8% $436 $328 -0.24770642201834864 2015 Finished Product Pricing 2015 Average Jacobsen Prices (USD) Feed Segment Ingredients January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Bleachable Fancy Tallow - Chicago Renderer / cwt $29.16 $29.14 $30.53 $29.66 $28.69 $28.95 $29.91 $29.18 $29 $29.64 $29.62 $29.42 $22.91 $20 $20 $21.18 $27.36 Yellow Grease - Illinois / cwt $24.54 $24.34 $24.81 $24.58 $22.36 $22.84 $24.5 $23.24 $23.8 $21.19 $19.55 $21.48 $18.02 $17.510000000000002 $18 $17.86 $21.79 Meat and Bone Meal - Ruminant - Illinois / ton $402.13 $375.53 $377.95 $385.12 $387.02 $359.75 $304.2 $348.88 $338.18 $385 $343.1 $354.91 $280.68 $251.58 $217.27 $249.29 $334.55 Poultry By-Product Meal - Feed Grade - Mid South/ton $466 $460.26 $468.18 $465 $487.14 $427.25 $370.91 $426.94 $376.7 $399.64 $402.5 $391.55 $376.93 $334.74 $293.41000000000003 $334.67 $404.54 Poultry By-Product Meal - Pet Food - Mid South/ton $712.5 $629.61 $625 $655.12 $607.74 $520 $446.59 $521.5 $478.18 $568.21 $557.14 $532.45000000000005 $477.27 $463.95 $467.61 $469.49 $544.64 Feathermeal - Mid South / ton $538.63 $460.39 $565 $523.77 $579.16999999999996 $491.75 $430.57 $499.13 $467.95 $555 $476.67 $499.12 $404.2 $369.47 $329.43 $367.06 $472.27 2015 Cash Corn Pricing 2015 Average Wall Street Journal Prices (USD) Competing Ingredient for Bakery Feeds and Fats January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Corn - Track Central IL #2 Yellow / bushel $3.65 $3.68 $3.66 $3.6633333333333336 $3.55 $3.48 $3.49 $3.51 $3.81 $3.49 $3.56 $3.62 $3.65 $3.6 $3.68 $3.64 $3.61 European Benchmark Pricing 2015 Average Thomson Reuters Prices (USD) 2015 January February March Q1 Avg. April May June Q2 Avg. July August Sept. Q3 Avg. Oct. Nov. Dec. Q4 Avg. Year Avg. Palm oil - CIF Rotterdam / metric ton $619 $698 $652 $656.33333333333337 $645 $653 $651 $650 $603 $505 $565 $557.66666666666663 $565 $555 $569 $563 $606.75 Soy meal - CIF Rotterdam / metric ton $456 $442 $410 $436 $403 $392 $393 $396 $394 $381 $365 $380 $367 $353 $336 $352 $391 2016 Finished Product Pricing Feed Segment Ingredients Bleachable Fancy Tallow - Chicago Renderer / cwt Yellow Grease - Illinois / cwt Meat and Bone Meal - Ruminant - Illinois / ton Poultry By-Product Meal - Feed Grade - Mid South/ton Poultry By-Product Meal - Pet Food - Mid South/ton Feathermeal - Mid South / ton 2016 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats Corn - Track Central IL #2 Yellow / bushel European Benchmark Pricing 2016 Palm oil - CIF Rotterdam / metric ton Soy meal - CIF Rotterdam / metric ton Average Jacobsen Prices (USD) January February March Q1 Avg. April Bleachable Fancy Tallow - Chicago Renderer / cwt $23.53 $27.1 $30.09 $27.07 $32.93 Yellow Grease - Illinois / cwt $19.03 $20.89 $23.51 $21.25 $26.4 Meat and Bone Meal - Ruminant - Illinois / ton $184.74 $198.38 $272.83999999999997 $220.98 $314.17 Poultry By-Product Meal - Feed Grade - Mid South/ton $247.11 $235 $263.64 $249.1 $308.10000000000002 Poultry By-Product Meal - Pet Food - Mid South/ton $498.03 $497.5 $521.48 $506.31 $573.80999999999995 Feathermeal - Mid South / ton $255.39 $244.88 $325.45 $277.20999999999998 $409.88 Average Wall Street Journal Prices (USD) January February March Q1 Avg. April Corn - Track Central IL #2 Yellow / bushel $3.58 $3.54 $3.52 $3.55 $3.63 Average Thomson Reuters Prices (USD) January February March Q1 Avg. April Palm oil - CIF Rotterdam / metric ton $565 $646 $686 $632.33333333333337 $720 Soy meal - CIF Rotterdam / metric ton $339 $326 $320 $328.33333333333331 $341

Operational Overview – Q1 2016 Fuel Segment Does not include DGD EBITDA. EBITDA includes Blender’s Tax Credit throughout full year. *Excludes raw material processed at the DGD joint venture. EBITDA Margin * Fuel 21.9% 14.8% 23.3% Consistent quarter with normalized Blender’s Tax Credit within biofuels Rendac had typical quarter with good volumes Ecoson plant in Holland still curtailed until fall due to fire in Q4 Biodiesel operations operating in a breakeven environment with the RIN market just starting to move Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q4-15 to Q1-16 (millions) 17.6% 23.4% Segment EBITDA including DGD (3) Includes Diamond Green Diesel EBITDA (4) Segment EBITDA includes blender’s tax credit throughout full year * Adjusted EBITDA Margins for normalized blender’s tax credit in Pro forma EBITDA and in Revenues US$ and metric tons (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 Seq. %Change Revenue $57 $46.5 $59.3 $65.399999999999977 $228.2 $55.6 -0.14984709480122294 Gross Margin 13.2 6.3 11.4 20.200000000000006 51.1 14.9 -0.26237623762376261 Gross Margin % 0.23100000000000001 0.13500000000000001 0.192 0.309 0.22392638036809817 0.26798561151079137 Operating Income 2.5 2 0.2 12.5 17.2 6.1 -0.51200000000000001 DGD Income -2.2000000000000002 3.8 -12.3 82.6 71.900000000000006 5.5 -0.93341404358353508 Segment Income 0.3 5.8 -12.1 95.1 89.1 11.7 -0.87697160883280756 EBITDA (1) 9.1 8.6 7 19.2 43.9 13 -0.32291666666666663 Pro forma EBITDA (2) 10.199999999999999 10.6 9.1 14 43.9 13 -7.1% Raw Material Processed *(million metric tons) 0.3 0.28999999999999998 0.27 0.31 1.17 0.28000000000000003 -9.7% (1) Does not include DGD EBITDA. (2) EBITDA includes Blender's Tax Credit throughout full year. * Excludes raw material processed at the DGD joint venture. US$ (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 Seq. %Change Segment EBITDA (3) 11.399999999999999 16.5 -1.3000000000000007 105.8 132.4 22.6 -0.7863894139886578 Pro forma EBITDA (4) 29.8 40.799999999999997 23.1 38.700000000000003 132.4 22.6 -0.41602067183462532 (3) Includes DGD EBITDA. (4) Segment EBITDA includes Blender's Tax Credit throughtout full year. Diamond Green Diesel (50% Joint Venture) US$ (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 EBITDA (Darling's share) 2.2999999999999998 7.9 -8.3000000000000007 86.6 $88.5 9.6 Pro forma EBITDA (2) 19.600000000000001 30.2 14 24.7 $88.5 9.6 Gallons Produced 37.5 41.9 41.5 37.9 158.80000000000001 28.5 EBITDA/Revenue 0.16 0.18494623655913978 0.11804384485666106 0.29357798165137622 0.19237510955302367 US$ and metric tons (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 Seq. %Change Revenue $57 $46.5 $59.3 $65.399999999999977 $228.2 $55.6 -0.14984709480122294 Gross Margin 13.2 6.3 11.4 20.200000000000006 51.1 14.9 -0.26237623762376261 Gross Margin % 0.23100000000000001 0.13500000000000001 0.192 0.309 0.22392638036809817 0.26798561151079137 Operating Income 2.5 2 0.2 12.5 17.2 6.1 -0.51200000000000001 DGD Income -2.2000000000000002 3.8 -12.3 82.6 71.900000000000006 5.5 -0.93341404358353508 Segment Income 0.3 5.8 -12.1 95.1 89.1 11.7 -0.87697160883280756 EBITDA (1) 9.1 8.6 7 19.2 43.9 13 -0.32291666666666663 Pro forma EBITDA (2) 10.199999999999999 10.6 9.1 14 43.9 13 -7.1% Raw Material Processed *(million metric tons) 0.3 0.28999999999999998 0.27 0.31 1.17 0.28000000000000003 -0.10100000000000001 (1) Does not include DGD EBITDA. (2) EBITDA includes Blender's Tax Credit throughout full year. * Excludes raw material processed at the DGD joint venture. US$ (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 Seq. %Change Segment EBITDA (3) 11.399999999999999 16.5 -1.3000000000000007 105.8 132.4 22.6 -0.7863894139886578 Pro forma EBITDA (4) 29.8 40.799999999999997 23.1 38.700000000000003 132.4 22.6 -0.41602067183462532 (3) Includes DGD EBITDA. (4) Segment EBITDA includes Blender's Tax Credit throughtout full year. Diamond Green Diesel (50% Joint Venture) US$ (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 EBITDA (Darling's share) 2.2999999999999998 7.9 -8.3000000000000007 86.6 $88.5 9.6 Pro forma EBITDA (1) 19.600000000000001 30.2 14 24.7 $88.5 9.6 Gallons Produced 37.5 41.9 41.5 37.9 158.80000000000001 28.5 Diamond Green Diesel (50% Joint Venture) US$ (millions) Q12015 Q22015 Q32015 Q42015 Total 2015 Q12016 EBITDA (Darling's share) 2.2999999999999998 7.9 -8.3000000000000007 86.6 $88.5 9.6 Gallons Produced 37.5 41.9 41.5 37.9 158.80000000000001 28.5 EBITDA/Revenue 0.16 0.18494623655913978 0.11804384485666106 0.29357798165137622 0.19237510955302367

Bridge Pro Forma EBITDA 2013 - 2015 1 billion lbs. collected 70% Yield 65% Non-Formula Each $0.01 Fat Price change $4.5m EBITDA UCO AVG. Pricing 2013: $34.5/cwt 2015: $21.8/cwt Change: $12.7 Shared Model 2013 corn $6.22/bu. 2015 corn $3.89/bu. Change in P&L ($20.7) Int’l Operations 2013 FX EUR 1.327 CAD .972 2015 FX EUR 1.108 CAD 0.774 EBITDA Darling’s Share 2013: $16.5 2015: $88.5 Change: $72.0 Lower Protein + Fat value on Non-Formula basis $615 $509 Note: Fuel segment includes DGD. cwt = 100 pounds, bu. = bushel $ in millions

Non-U.S. GAAP Measures Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance and is not intended to be a presentation in accordance with GAAP. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. However, Adjusted EBITDA is not a recognized measurement under GAAP, should not be considered as an alternative to net income as a measure of operating results or to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes that were outstanding at April 2, 2016. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs and non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

New Joint Venture JV with Intrexon – April 2016 Black soldier fly larvae for a sustainable, cost-effective and complete aquaculture feed source Larvae feed off limited-use waste streams*; produce frass which is used as a high-protein, low-fat feed ingredient – for aquaculture and animal feed Larvae is processed into meal that’s 40% protein/46% fat; oils can be extracted raising protein to over 70% (aquaculture feed) Targeted primarily as feed for aquaculture, reducing dependency on fish and fish oil as an aquaculture food source Frass can also be used as a natural, animal-safe fertilizer (N-P-K – 5%-3%-2%) *uses co-products from ethanol production, breweries, and pre-consumer food waste “We produce the insect proteins to feed the fish, to feed the people.”

Our three pillars of social responsibility Respecting the Environment In a world of limited natural resources, we must strive to maximize their use. We give a second life to materials that would otherwise be discarded by turning them into food, feed or fuel ingredients, thus positively impacting our environment. Optimizing Nutrition & Health Lifestyle-related diseases are on the increase. Ingredients that can lower the use of salt, sugar and fat in our diets can make an important contribution to a healthier lifestyle. Nature provides a wide range of bio-functional ingredients that can have a positive effect on human and animal health. Our extensive R&D programs are continually looking for innovative ways to use our value added ingredients. Giving Back to Communities Our company is intrinsically tied to providing solutions for society's needs; we also place great importance on being a good neighbor to our local communities.  Visit closingtheloops.net for more information about our sustainability efforts and commitment.